EXHIBIT 21


                                GTC TELECOM CORP.
                         SUBSIDIARIES OF THE REGISTRANT
                              (as of June 30, 2006)


                                                                     Percentage
                                                                     of voting
                                 State or other jurisdiction of      securities
Name                             incorporation or organization       owned

Curbside Communications, Inc.    Nevada                                    100%

ecallingcards.com, Inc.          Nevada                                    100%

CallingPlanet.com, Inc.          Nevada                                    100%

Perfexa Solutions, Inc.          Nevada                                     75%